Exhibit 1.1
Execution Copy
WILLIAMS PARTNERS L.P.
9,250,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
December 5, 2007
LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
As the Representatives of the several Underwriters named in Schedule 1
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080
Ladies and Gentlemen:
     Williams Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”), 9,250,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). Lehman Brothers Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall act as representatives (the “Representatives”) of the several Underwriters.
     In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 1,387,500 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement or the Prospectus (each as defined herein).
     Williams Partners GP LLC, a Delaware limited liability company, serves as the general partner (the “General Partner”) of the Partnership. Williams Energy Services, LLC, a

Delaware limited liability company (“WES”) and a direct wholly owned subsidiary of The Williams Companies, Inc., a Delaware corporation (“Williams”), serves as the sole member of the General Partner. Each of WES, Williams Discovery Pipeline LLC, a Delaware limited liability company (“Williams Pipeline”), Williams Partners Holdings LLC, a Delaware limited liability company (“Holdings”), and Williams Energy, L.L.C., a Delaware limited liability company (“WE”), are limited partners of the Partnership. The Partnership is the sole member of Williams Partners Operating LLC, a Delaware limited liability company (“OLLC”). OLLC is the sole member of each of Williams Four Corners LLC, a Delaware limited liability company (“Four Corners LLC”), Mid-Continent Fractionation and Storage, LLC, a Delaware limited liability company (“MCFS”), and Carbonate Trend Pipeline LLC, a Delaware limited liability company (“CTP”), and OLLC also owns a 60% limited liability company interest in Discovery Producer Services, LLC, a Delaware limited liability company (“DPS”). DPS is the sole member of Discovery Gas Transmission, LLC, a Delaware limited liability company (“DGT”).
     Prior to the date hereof, the following have occurred:
     (a) On June 1, 2007, Williams Field Services Company, LLC, a Delaware limited liability company (“WFS Company”), formed Wamsutter LLC, a Delaware limited liability company (“Wamsutter LLC”);
     (b) On November 30, 2007, the Partnership and OLLC entered into a Purchase and Sale Agreement (the “Wamsutter Purchase and Sale Agreement”) by and among the General Partner, WES, Williams Field Services Group, LLC, a Delaware limited liability company (“WFS Group”) and WFS Company to purchase 100% of the Class A limited liability company interests and 50% of the Class C limited liability company interests in Wamsutter LLC (the “Wamsutter Ownership Interests”) for aggregate consideration of $750.0 million; and
     (c) Pursuant to an Assignment, Conveyance, Quitclaim Deed and Bill of Sale (the “Assignment and Conveyance”), dated as of December 1, 2007, WFS Company contributed certain wholly owned assets (the “Wamsutter Assets,” as defined in the Wamsutter Purchase and Sale Agreement) to Wamsutter.
     On the First Delivery Date, the following transactions will occur, unless otherwise noted:
     (a) Pursuant to this Agreement, the Underwriters will pay cash to the Partnership in exchange for the Firm Units;
     (b) The Partnership will enter into a $450.0 million senior unsecured credit agreement (the “New Credit Agreement”) among the Partnership, Citibank, N.A. as administrative agent, Citigroup Global Markets, Inc. and Scotia Capital, as joint lead arrangers and joint book managers, The Bank of Nova Scotia, as syndication agent, and the lenders party thereto, comprised initially of a $200.0 million revolving credit facility available for borrowing and letters of credit and a $250.0 million term loan (the “Term Loan Facility”);
     (c) The parties to the Wamsutter Purchase and Sale Agreement will consummate the transactions contemplated therein, which will include the following:
     (i) the Partnership will borrow $250.0 million under the Term Loan Facility;
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     (ii) the Partnership will use the proceeds from the sale of the Firm Units and the borrowings under the Term Loan Facility to pay a portion of the $750.0 million aggregate consideration under the Wamsutter Purchase and Sale Agreement (the “Wamsutter Consideration”);
     (iii) the Partnership will issue unregistered Common Units (the “Private Units”) to the General Partner as payment for the remaining portion of the Wamsutter Consideration;
     (iv) the Partnership will increase the capital account of the General Partner by an amount equal to 2/98ths of the gross proceeds of the public offering of the Firm Units pursuant to this Agreement and the issuance of the Private Units (as defined below), if any, and issue a proportionate amount of General Partner Units (as defined in the Amended and Restated Partnership Agreement of the General Partner) to the General Partner; and
     (v) WES, WFS Group, WFS Company, the General Partner, the Partnership and OLLC will enter into the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) in substantially the form attached as Exhibit A to the Wamsutter Purchase and Sale Agreement.
     (d) WFS Company and the OLLC will enter into the Amended and Restated Limited Liability Company Agreement of Wamsutter LLC (the “Wamsutter LLC Agreement”), in substantially the form attached as Exhibit B to the Wamsutter Purchase and Sale Agreement.
     (e) Wamsutter LLC and Williams will enter into the Working Capital Loan Agreement (the “Wamsutter Working Capital Facility”).
     (f) The Partnership and the General Partner will enter into a Common Unit Redemption Agreement (the “Redemption Agreement”), pursuant to which the Partnership will agree upon any exercise by the Underwriters of their Option (as defined herein) to redeem a number of Common Units equal to the number of Common Units issued upon exercise of that Option (the “Redemption”) from the General Partner at a price of $36.24 per unit.
     The transactions described in clauses (a) through (f) above are referred to herein as the “Transactions.”
     Each of Williams Finance, MCFS, CTP, DPS, DGT, Four Corners LLC and Wamsutter LLC is referred to herein, individually, as a “Subsidiary” and, collectively, as the “Subsidiaries.”
     The Partnership, the General Partner, OLLC and the Subsidiaries are sometimes referred to herein collectively as the “Partnership Entities.” The General Partner, the Partnership and OLLC are sometimes referred to herein collectively as the “Williams Parties.” The Williams Parties, together with Williams, WES, WFS Group, WFS Company, Williams Pipeline, Holdings and WE are sometimes referred to herein collectively as the “Williams Entities.”
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     This is to confirm the agreement (this “Agreement”) concerning the purchase of the Firm Units and the Option Units, if any, from the Partnership by the Underwriters.
     Section 1. Representations, Warranties and Agreements of the Williams Parties. The Williams Parties jointly and severally represent, warrant and agree that:
     (a) A registration statement on Form S-3 (File No. 333-137562) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Partnership to the Representatives. As used in this Agreement:
     (i) “Applicable Time” means 6:00 p.m. (New York City time) on December 5, 2007, which the Underwriters have informed the Partnership and its counsel is a time prior to the time of the first sale of the Units;
     (ii) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
     (iv) “Preliminary Prospectus” means any preliminary prospectus included in such registration statement or filed with the Commission by the Partnership pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Units;
     (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (i) the number of Common Units and the public offering price per Common Unit and disclosures directly relating thereto set forth on the cover page of the Prospectus, (ii) the information included on Exhibit E hereto and (iii) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;
     (vi) “Prospectus” means the final prospectus supplement relating to the Units as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (vii) “Registration Statement” means, collectively, the registration statement on Form S-3 (File No. 333-137562), as amended as of the Effective
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Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
     (b) The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4) an “ineligible issuer” (as defined in Rule 405). The Partnership has been since the time of initial filing of the Registration Statement and on the date hereof is eligible to use Form S-3 for the offering of the Units.
     (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents incorporated by reference therein will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
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     (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations) and each electronic road show, if any, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (i) Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the
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Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (j) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is, or at each Delivery Date will be, duly registered or qualified to do business as a foreign limited partnership in each jurisdiction listed opposite its name in Annex I, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, securityholders’ equity, properties, business or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (k) Each of the General Partner, OLLC, MCFS, CTP, DPS, DGT, WES, WFS Group, WFS Company, Four Corners LLC and Wamsutter LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), has full limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and is, or at each Delivery Date will be, duly registered or qualified to do business as a foreign limited liability company in each jurisdiction listed opposite its name in Annex I, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (l) On the First Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with an approximate 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”).
     (m) As of the respective dates of the most recent Preliminary Prospectus and the Prospectus, other than the Units to be offered by the Partnership under this Agreement and the Private Units to be issued to the General Partner, the Partnership has no limited partner interests issued and outstanding other than the following:
     (i) an aggregate of 4,324,590 Common Units and 7,000,000 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) held by affiliates of Williams (the “Sponsor Units”) representing an aggregate 20.5% limited partner interest in the Partnership;
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     (ii) the Incentive Distribution Rights (as defined in the Partnership Agreement) held by the General Partner; and
     (iii) 40,360,538 Common Units representing an aggregate 77.5% limited partner interest in the Partnership issued to public unitholders (the “Existing Public Units”).
All of such Sponsor Units, Incentive Distribution Rights, Existing Public Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and affiliates of Williams own such Sponsor Units and the General Partner owns such Incentive Distribution Rights, in each case, free and clear of all Liens (except, with respect to the Sponsor Units and the Incentive Distribution Rights, restrictions on transferability contained in the Partnership Agreement or as described in the most recent Preliminary Prospectus and the Prospectus).
     (n) The Firm Units and the Option Units, if any, to be issued and sold by the Partnership to the Underwriters under this Agreement have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); the Firm Units and the Option Units, if any, when issued and delivered against payment therefor in accordance with this Agreement, will conform in all material respects to the descriptions thereof contained in the most recent Preliminary Prospectus and the Prospectus; and other than the Sponsor Units, the Incentive Distribution Rights and the Existing Public Units, the Firm Units and the Option Units, if any, will be the only limited partner interests of the Partnership issued and outstanding at each Delivery Date other than (i) the Private Units, if any, and (ii) any Common Units issued after the date of this Agreement to participants of the General Partner’s Long-Term Incentive Plan (the “LTIP”) pursuant thereto.
     (o) The Partnership is the sole member of OLLC with a 100% limited liability company interest in OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of OLLC (as the same may be amended and restated on or prior to each Delivery Date, the “OLLC Agreement”) and is fully paid (to the extent required under the OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all Liens.
     (p) On the First Delivery Date, after giving effect to the Transactions, OLLC will own 100% of the Class A limited liability company interests and 50% of the Class C limited liability company interests in Wamsutter LLC; such limited liability company interests will be duly authorized and validly issued in accordance with the Wamsutter
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LLC Agreement and fully paid (to the extent required under the Wamsutter LLC Agreement) and non-assessable (except as such non-assessibility may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), subject to the capital contribution provisions of the Wamsutter LLC Agreement; and OLLC will own such limited liability company interest free and clear of all Liens.
     (q) OLLC owns a 100% limited liability company interest in each of Four Corners LLC, MCFS and CTP; such limited liability company interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of each of Four Corners LLC, MCFS and CTP (as the same may be amended or restated on or prior to each Delivery Date, the “Wholly Owned Subsidiary LLC Agreements”), and have been fully paid (to the extent required under the Wholly Owned Subsidiary LLC Agreements) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OLLC owns such limited liability company interests free and clear of all Liens.
     (r) OLLC owns a 60% limited liability company interest in DPS; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of DPS (as such may be amended and restated on or prior to each Delivery Date, the “DPS LLC Agreement”) and is fully paid (to the extent required under the DPS LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), subject to the capital contribution provision of the DPS LLC Agreement; and OLLC owns such limited liability company interest free and clear of all Liens. DPS is the sole member of DGT with a 100% limited liability company interest in DGT; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of DGT (as the same may be amended or restated on or prior to each Delivery Date (the “DGT LLC Agreement,” and together with the DPS LLC Agreement, the Four Corners LLC Agreement and the Wholly Owned Subsidiary LLC Agreements, the “Subsidiary LLC Agreements”) and is fully paid (to the extent required under the DGT LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act), subject to the capital contribution provisions of the DGT LLC Agreement; and DPS owns such limited liability company interest free and clear of all Liens.
     (s) Other than (i) the General Partner’s ownership of an approximate 2.0% general partner interest in the Partnership, its ownership of the Incentive Distribution Rights and the Private Units, (ii) the Partnership’s ownership of a 100% limited liability company interest in OLLC and 100% of the issued and outstanding shares of capital stock of Williams Finance, (iii) OLLC’s ownership of a 100% limited liability company interest in each of Four Corners LLC, MCFS and CTP, (iv) OLLC’s ownership of a 60% limited liability company interest in DPS, (v) DPS’ 100% limited liability company interest in DGT, and (vi) OLLC’s ownership of the Wamsutter Ownership Interests, on each Delivery Date, after giving effect to the Transactions, none of the Partnership Entities will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity; and none of the entities mentioned in the preceding clauses (i) through (vi), other
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than DPS, Four Corners LLC and OLLC is a “significant subsidiary” of the Partnership as such term is defined in Rule 405 of the Rules and Regulations.
     (t) WES owns a 100% limited liability company interest in the General Partner; such limited liability company interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Agreement of the General Partner (as the same may be amended or restated on or prior to each Delivery Date, the “GP LLC Agreement”), and is fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WES owns such limited liability company interest free and clear of all Liens.
     (u) Williams directly or indirectly owns a 100% limited liability company interest in each of WES, WFS Group and WFS Company; such limited liability company interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of WES, WFS Group and WFS Company (as the same may be amended or restated on or prior to each Delivery Date, the “Williams Subsidiary LLC Agreements”) and are fully paid (to the extent required under the Williams Subsidiary LLC Agreements) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Williams owns such limited liability company interests free and clear of all Liens.
     (v) Except as described in the most recent Preliminary Prospectus and the Prospectus or as provided in the New Credit Agreement or the Organizational Documents (as defined below), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership or (ii) any limited liability company interests in the General Partner, OLLC or, except as provided in the DPS LLC Agreement, the DGT LLC Agreement, the Four Corners LLC Agreement or the Wamsutter LLC Agreement, any of the Subsidiaries, in each case pursuant to the Partnership Agreement, the OLLC Agreement, the GP LLC Agreement or the Subsidiary LLC Agreements, each as amended or restated on or prior to each Delivery Date (collectively, the “Organizational Documents”), or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Except as described in the most recent Preliminary Prospectus and the Prospectus or for restricted units granted under the LTIP, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other interests in the Partnership or (B) any interests in the General Partner, OLLC or the Subsidiaries.
     (w) None of the Partnership Entities has sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
     (x) The Partnership has all requisite power and authority to issue, sell and deliver the Firm Units and the Option Units, if any, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the
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Registration Statement, the most recent Preliminary Prospectus and the Prospectus. On each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Williams Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Firm Units and the Option Units, if any, and the consummation of the transactions (including the Transactions) contemplated by this Agreement, shall have been validly taken.
     (y) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each of the Williams Parties.
(z) (i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
     (ii) The OLLC Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
     (iii) The GP LLC Agreement has been duly authorized, executed and delivered by WES, and is a valid and legally binding agreement of WES, enforceable against WES in accordance with its terms;
     (iv) Each of the Wholly Owned Subsidiary LLC Agreements has been duly authorized, executed and delivered by or on behalf of OLLC, and each is a valid and legally binding agreement of OLLC, enforceable against OLLC in accordance with its terms;
     (v) The DPS LLC Agreement has been duly authorized, executed and delivered by or on behalf of OLLC and, assuming due authorization, execution and delivery by the other member, is a valid and legally binding agreement of OLLC, enforceable against OLLC in accordance with its terms;
     (vi) The Wamsutter Purchase and Sale Agreement has been duly authorized, executed and delivered by or on behalf of each of the Partnership, OLLC, the General Partner, WES, WFS Group and WFS Company, enforceable against each of them in accordance with its terms.
provided that, with respect to each agreement described in this Section 1(aa), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy (collectively, the “Enforceability Exceptions”).
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     (aa) On or before the First Delivery Date, (i) the Assignment and Conveyance will have been duly authorized, executed and delivered by or on behalf of each of Wamsutter LLC and WFS Company and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms, (ii) the Contribution Agreement will have been duly authorized, executed and delivered by or on behalf of each of WES, WFS Group, WFS Company, the General Partner, the Partnership and OLLC and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms, (iii) the Wamsutter LLC Agreement will have been duly authorized, executed and delivered by or on behalf of each of WFS Company and OLLC and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms, (iv) Wamsutter Working Capital Facility will have been duly authorized, executed and delivered by or on behalf of each of Wamsutter and Williams and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms, and (v) the Redemption Agreement will have been duly authorized, executed and delivered by or on behalf of the Partnership and the General Partner and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; provided that, with respect to each agreement described in this Section 1(bb), the enforceability thereof may be limited by the Enforceability Exceptions. The Wamsutter Purchase and Sale Agreement and the Contribution Agreement are herein collectively referred to as the “Operative Agreements.”
     (bb) None of the offering, issuance and sale by the Partnership of the Units and the application of the net proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus, the execution, delivery and performance of this Agreement or the Operative Agreements by the Williams Entities that are parties thereto, or the consummation of the transactions contemplated hereby or thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Williams Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Williams Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Williams Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) will result in the creation or imposition of any Lien upon any property or assets of any of the Williams Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.
     (cc) Except for (i) the registration of the Units under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws in connection with the purchase and sale of the Units
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by the Underwriters, (iii) such consents (as defined below) that have been, or prior to each Delivery Date will be, obtained, (iv) such consents in connection with the transactions contemplated by the Operative Agreements that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or (v) such consents in connection with the transactions contemplated by the Operative Agreements that are (A) of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of the transactions contemplated by the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the transactions contemplated by the Operative Agreements, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the any of the Williams Parties or any of their properties or assets (“consent”) is required for the execution, delivery and performance of this Agreement by the Williams Parties and the consummation of the transactions contemplated hereby (including the Transactions) and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus.
     (dd) Except as described in the most recent Preliminary Prospectus, the Prospectus and the Partnership Agreement, there are no contracts, agreements or understandings between any of the Williams Parties and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any equity securities of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such equity securities in the Units registered pursuant to the Registration Statement or in any equity securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.
     (ee) None of the Partnership Entities has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus; and, since such date, except as described in the most recent Preliminary Prospectus and the Prospectus, there has not been any change in the capitalization or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, business or prospects of any of the Partnership Entities, in each case except as could not reasonably be expected to have a Material Adverse Effect.
     (ff) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities
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purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma financial and operating information set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived.
     (gg) The pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act; such pro forma financial statements have been properly compiled on the bases described therein; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of management of the General Partner, reasonable; and the pro forma adjustments used in such pro forma financial statements are appropriate to give effect to the transactions and circumstances referred to therein. At September 30, 2007, the Partnership would have had, on the consolidated pro forma basis indicated in the most recent Preliminary Prospectus and the Prospectus, a capitalization as set forth therein.
     (hh) Ernst & Young LLP, who has certified certain financial statements of the Partnership, the General Partner, DPS and Wamsutter LLC, whose reports appear in or are incorporated by reference in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, were an independent registered public accounting firm with respect to the Partnership and the General Partner during those periods covered by the financial statements on which they reported contained in or are incorporated by reference in the most recent Preliminary Prospectus and the Prospectus for which they were required by the Rules and Regulations to be an independent registered public accounting firm.
     (ii) On each Delivery Date, after giving effect to the Transactions, each of the Partnership Entities will have good and indefeasible title to all real property and good title to all personal property, contemplated as owned or to be owned by any of them in the Operative Agreements or the most recent Preliminary Prospectus and the Prospectus, in each case free and clear of all liens, claims, security interests, encumbrances and other defects, except (i) such as are described in the most recent Preliminary Prospectus and the Prospectus or (ii) such as do not materially interfere with the use made in the past and proposed to be made in the future of such property as described in the most recent Preliminary Prospectus and the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Williams Parties represent that (A) no Williams Entity has received any actual notice or claim from any owner of land upon which any pipeline that will be owned by any Subsidiary as of the First Delivery Date as described in the most recent Preliminary Prospectus and the Prospectus is located that such Williams Entity does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future
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as described in the most recent Preliminary Prospectus and the Prospectus and (B) any lack of title to the pipeline rights-of-way that will have a material adverse effect on the ability of any Subsidiary to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the most recent Preliminary Prospectus and the Prospectus will be subject to the indemnification provisions of Section 2.3(a)(i) of the Omnibus Agreement, dated August 23, 2005, among WES, WE, Williams Pipeline, Holdings, the General Partner, the Partnership, OLLC and (for purposes of Articles V and VI thereof only) Williams. All assets held under lease or license by the Partnership Entities are held under valid, subsisting and enforceable leases or licenses, with such exceptions as are not material and do not materially interfere with the use made in the past and proposed to be made in the future of such assets by the Partnership Entities taken as a whole as described in the most recent Preliminary Prospectus and the Prospectus.
     (jj) Each of the Partnership Entities carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks related to property damage and liability to third parties as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of each of the Partnership Entities are in full force and effect on the date hereof; each of the Partnership Entities are in compliance with the terms of such policies in all material respects as of the date hereof; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.
     (kk) Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and none of the Partnership Entities has any reason to believe that the conduct of their respective businesses conflict or will conflict in any material respect with, and have not received any notice of any claim of conflict with, any such rights of other parties.
     (ll) Except as described in the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which any of the Williams Parties is a party or of which any of their property or assets is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby or that are required to be described in the most recent Preliminary Prospectus and the Prospectus but are not described as required; and to the knowledge of the Williams Parties, no such proceedings are threatened by governmental authorities or by others.
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     (mm) There are no contracts or other documents that are required to be described in the most recent Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the most recent Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement; and the statements set forth in the most recent Preliminary Prospectus under the captions “Summary—The Offering,” “How We Make Cash Distributions,” “Description of the Common Units” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units and the Subordinated Units, and under the captions “Tax Considerations,” and “Material Tax Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair summaries in all material respects.
     (nn) Except as described in the most recent Preliminary Prospectus and the Prospectus, no labor disturbance by the employees of any of the Partnership Entities (and to the extent they perform services on behalf of any of the Partnership Entities, employees employed directly or indirectly by any of the Williams Entities other than the Partnership Entities), exists or, to the knowledge of the Williams Parties, is imminent or threatened, which might be expected to have a Material Adverse Effect.
     (oo) Each of the Williams Parties has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has timely paid all taxes shown to be due thereon, other than those (i) which, if not filed or paid, would not have a Material Adverse Effect, or (ii) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
     (pp) Since the date as of which information is given in the most recent Preliminary Prospectus and the Prospectus through the date hereof, and except as disclosed in the most recent Preliminary Prospectus and the Prospectus, none of the Partnership Entities have (i) issued or granted any securities (other than the Private Units), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or (iii) entered into any transaction not in the ordinary course of business.
     (qq) Each of the Partnership Entities (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
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     (rr) (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Partnership and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (ss) Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries audited by Ernst & Young LLP, (i) the certifying officers of the General Partner have not disclosed to the Partnership’s auditors and the audit committee of the General Partner’s board of directors (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonable likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting, and (ii) since that date, there have been no changes in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.
     (tt) Except as described in the most recent Preliminary Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Partnership Entities, on the one hand, and the directors, officers, securityholders, customers or suppliers of the Partnership Entities, on the other hand, that is required to be described in the most recent Preliminary Prospectus and the Prospectus which is not so described. No Partnership Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or executive officers.
     (uu) The Partnership is in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002.
     (vv) None of the Williams Parties (i) is in violation of its certificate or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents; (ii) is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental
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authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv) as could not reasonably be expected to have a Material Adverse Effect.
     (ww) None of the Williams Parties, nor any director, officer, employee, or to the knowledge of the Williams Parties, any agent or other person associated with or acting on behalf of any of the Williams Parties, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (xx) Except as described in the most recent Preliminary Prospectus, the Williams Parties and Wamsutter LLC (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of health and human safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received and, as necessary, maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. None of the Williams Parties or Wamsutter LLC has been named as a “potentially responsible party” under CERCLA or any other similar Environmental Law, except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus and the Prospectus, (A) none of the Williams Parties is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings in which it is reasonably believed that no monetary penalties of $100,000 or more will be imposed, and (B) none of the Williams Parties anticipates material capital expenditures relating to Environmental Laws.
     (yy) As of each Delivery Date, and after giving effect to the Transactions, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”);
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no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity (after giving effect to the Transactions) would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.
     (zz) Each of the Partnership Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the most recent Preliminary Prospectus and the Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and the Prospectus and (i) except for such permits that, if not obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) such permits that have been, or prior to each Delivery Date will be, obtained; except as described in the most recent Preliminary Prospectus and the Prospectus, each of the Partnership Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits that are or will be due to have been fulfilled and performed by such date; and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (aaa) None of the Partnership Entities are or, as of each Delivery Date after giving effect to the Transactions and the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (bbb) None of the Williams Parties has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Sections 1(i) or 5(a)(vi).
     (ccc) None of the Williams Entities has taken, nor will it take, directly or indirectly, any action designed to or that has constituted or that could reasonably be
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expected to cause or result in the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.
     (ddd) Except for this Agreement and any engagement letters with the Representatives, there are no contracts, agreements or understandings between the Partnership and any person that would give rise to a valid claim against the Partnership or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Units contemplated by this Agreement.
     (eee) The statistical and market-related data included in the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Partnership Entities believe to be reliable and accurate in all material respects.
          Each certificate signed by or on behalf of any of the Williams Parties and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by each such Williams Party to the Underwriters as to the matters covered thereby.
     Section 2. Purchase of the Units by the Underwriters. On the basis of the representations and warranties contained in and subject to the terms and conditions of this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units as the Representatives may determine.
     In addition, the Partnership grants to the Underwriters an option to purchase up to 1,387,500 Common Units, severally and not jointly. Such option (the “Option”) is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Units.
     The price of both the Firm Units and any Option Units shall be $36.24 per Common Unit.
     The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.
     Section 3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.
     Section 4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston,
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Texas 77002 at 9:00 A.M., Houston, Texas time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement among the Representatives and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall deliver or cause to be delivered the Firm Units to the Representatives for the account of each Underwriter in book entry form through the facilities of The Depository Trust Company (“DTC”) against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
     The Option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the Option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”
     Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement among the Representatives and the Partnership) at 9:00 A.M., Houston, Texas time, on such Second Delivery Date. On such Second Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter in book entry form through the facilities of DTC against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the account specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
     Section 5. Further Agreements of the Williams Parties.
     (a) Each of the Williams Parties, jointly and severally, covenants and agrees with each Underwriter:
     (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the
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Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (ii) To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per unit earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or
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supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (iv) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission;
     (v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to an document incorporated by reference in the Prospectus to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be reasonably withheld and which shall be provided to the Partnership promptly after having been given notice of the proposed filing; provided that, the foregoing provision shall not apply if such filing is, in the judgment of counsel to the Partnership, required by law;
     (vi) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
     (vii) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (viii) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;
     (ix) For a period of two years following the Effective Date, to furnish, or to make available via the Commission’s Electronic Data Gathering, Analysis
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and Retrieval (EDGAR) System, to the Representatives a copy of all materials furnished by the Partnership to its unitholders (excluding any periodic income tax reporting materials) and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;
     (x) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (xi) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Common Units or securities convertible into or exchangeable for Common Units (other than the Units, the Private Units, Common Units issuable upon conversion of Subordinated Units and Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction agreement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of the Representatives on behalf of the Underwriters, and to cause each officer and director of the General Partner and unitholder of the Partnership set forth on Schedule 2 hereto to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).
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     (xii) To apply the net proceeds from the offering of the Units as set forth in the Prospectus; and
     (xiii) To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (xiv) To apply for the supplemental listing of the Units on the New York Stock Exchange (“NYSE”), and to use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date.
     (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Underwriter without the prior consent of the General Partner (any such issuer information with respect to whose use the General Partner has given its consent, being defined as “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
     Section 6. Expenses. The Williams Parties agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Units on the NYSE; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Williams Parties and the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Williams Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay
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their own costs and expenses, including the costs and expenses of their counsel and the expenses of advertising any offering of the Units made by the Underwriters.
     Section 7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Williams Parties contained herein, to the performance by the Williams Parties of their obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, any Preliminary Prospectus or the Prospectus or otherwise shall have been complied with.
     (b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, any Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, in light of the circumstances under which such statements were made).
     (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby (including the Transactions) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Williams Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Andrews Kurth LLP shall have furnished to the Representatives their written opinion, as counsel to the Partnership Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, with respect to the matters set forth in Exhibit B to this Agreement.
     (e) The Representatives shall have received from (i) James J. Bender, internal counsel to the Partnership, his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, with respect to the matters set forth in Exhibit C to this Agreement, and (ii) Conner &
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Winter, which is acting as special local counsel for the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, with respect to the matters set forth in Exhibit D to this Agreement.
     (f) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Williams Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (g) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (h) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (i) On each Delivery Date, the General Partner shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:
     (i) the representations, warranties and agreements of the Williams Parties contained in Section 1 of this Agreement are true and correct as of such
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Delivery Date, and the Williams Parties have complied with all of their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and
     (iii) they have carefully examined the Registration Statement, the Pricing Disclosure Package and the Prospectus, and in their opinion, (A)(1) the Registration Statement, as of the Effective Date, (2) the Pricing Disclosure Package, as of the Applicable Time, or (3) the Prospectus, as of its date and on the applicable Delivery Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact (in the case of the Registration Statement, required to be stated therein or) necessary to make the statements therein (in the case of the Pricing Disclosure Package and the Prospectus, in the light of the circumstances under which such statements were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
     (j) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is adverse to the Partnership Entities or (ii) since such date there shall not have been any adverse change in the partners’ capital (other than the issuance of the Private Units), members’ equity or short-term or long-term debt of the Partnership Entities (other than borrowings under the Term Loan Facility) or any change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, business or prospects of the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no
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such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities.
     (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (m) The NYSE shall have approved the Units for listing, subject only to official notice of issuance.
     (n) The Lock-Up Agreements among the Representatives and the persons and entities set forth on Schedule 2, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
     (o) The Williams Parties shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.
     (p) The Representatives shall have received evidence satisfactory to them that the acquisition of the Wamsutter Ownership Interest pursuant to the Wamsutter Purchase and Sale Agreement shall have been consummated or will be consummated as of the First Delivery Date on substantially the terms as described in the Prospectus and this Agreement.
     All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
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     Section 8. Indemnification and Contribution.
     (a) Each of the Williams Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus (in the case of any Preliminary Prospectus or the Prospectus, in light of the circumstances under which any such statements were made) or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, in light of the circumstances under which any such statements were made, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which any such statements were made), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Williams Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any
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liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Williams Parties, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner or the Partnership), managers, officers and employees, and each person, if any, who controls any Williams Party within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Williams Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which any such statements were made), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any of the Williams Parties or any such director, manager, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently
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incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Williams Parties under this Section 8 if (i) the Williams Parties and the Underwriters shall have so mutually agreed; (ii) the Williams Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Williams Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Williams Parties or their respective directors, managers, officers, employees or controlling persons, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Williams Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Williams Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Williams Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the
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Williams Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Williams Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Williams Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
     (e) The Underwriters severally confirm and the Williams Parties acknowledge that (i) the second full paragraph under the heading “Commissions and Expenses,” and the first and second full paragraphs and the last sentence of the third paragraph under the heading “Stabilization, Short Positions and Penalty Bids,” each appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus and (ii) the information next to the caption “Stabilizing Transactions” in the Issuer Free Writing Prospectus filed on the date of this Agreement are correct and constitute the only information concerning such Underwriters furnished in writing to the Williams Parties by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.
     Section 9. Defaulting Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining
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non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Williams Parties, except that the Williams Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Units that a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Williams Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership, as the case may be, may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, any Preliminary Prospectus or the Prospectus or in any other document or arrangement.
     Section 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j), 7(k) or 7(l), shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.
     Section 11. Reimbursement of Underwriters’ Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Williams Parties to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by any of the Williams Parties (including, without limitation, with respect to the Transactions) is not fulfilled, the Williams Parties, will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units (the “Expenses”), and
Underwriting Agreement, Page 34

upon demand the Williams Parties shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Williams Parties shall not be obligated to reimburse any defaulting Underwriter on account of those Expenses. If this agreement is terminated pursuant to Section 10 because any of the events described in Section 7(l) shall have occurred, the Williams Parties will reimburse the Underwriters severally through the Representatives on demand for its behalf of the Expenses; provided, however, that the Williams Parties shall not be responsible for any amount in excess of $500,000 under this sentence.
     Section 12. Research Analyst Independence. In addition, the Williams Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Units that differ from the views of their respective investment bankers. The Williams Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Williams Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Williams Parties by such Underwriters’ investment banking divisions. The Williams Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership.
     Section 13. No Fiduciary Duty. The Williams Parties acknowledge and agree that in connection with the offering of the Units, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Williams Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Williams Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Williams Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Williams Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Williams Parties. The Williams Parties hereby waive any claims that the Williams Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering..
     Section 14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to (i) Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, New York,
Underwriting Agreement, Page 35

New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421); (ii) Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and (iii) Merrill Lynch, Pierce Fenner & Smith Incorporated, 4 World Financial Center, New York, New York, 10080, Attention: Origination Counsel Group; and
     (b) if to the Williams Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Chief Financial Officer (Fax: 918-573-0871);
provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Williams Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.
     Section 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Williams Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Williams Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the representations, warranties, indemnities and agreements of the Underwriters contained in Sections 5(b) and 8(b) of this Agreement shall be deemed to be for the benefit of the directors, employees and managers of the Williams Parties, the officers of the Williams Parties who have signed the Registration Statement and any person controlling the Williams Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Notwithstanding anything in this Agreement to the contrary, all liabilities and obligations of the Williams Parties hereunder shall be non-recourse against any partner (including any limited partner or general partner), stockholder, member, officer, director or employee of any of the Williams Parties, other than the Williams Parties in their capacities as such. In that connection, no such partner, stockholder, member, officer, director or employee shall be bound by this Agreement, or be obligated by virtue of this Agreement or the obligations of any party created hereunder to (A) provide funds to any of the Williams Parties, whether by contributions to capital, loans, returns of monies, securities or other property, or (B) assume any liabilities of any of the Williams Parties.
     Section 16. Survival. The respective indemnities, representations, warranties and agreements of the Williams Parties and the Underwriters contained in this Agreement or made by
Underwriting Agreement, Page 36

or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     Section 17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
     Section 18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     Section 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature pages follow.]
Underwriting Agreement, Page 37

     If the foregoing correctly sets forth the agreement among the Williams Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

WILLIAMS PARTNERS GP LLC

By:	/s/ Steven J. Malcolm

Name:	Steven J. Malcolm
Title:	Chief Executive Officer

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC,
its General Partner

By:	/s/ Steven J. Malcolm

Name:	Steven J. Malcolm
Title:	Chief Executive Officer

WILLIAMS PARTNERS OPERATING LLC

By:	Williams Partners L.P.,
its managing member

By:	Williams Partners GP LLC,
its General Partner

By:	/s/ Steven J. Malcolm

Name:	Steven J. Malcolm
Title:	Chief Executive Officer
Signature Page to Underwriting Agreement

Accepted:
LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCYH, PIERCE, FENNER & SMITH
INCORPORATED
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto
By: LEHMAN BROTHERS INC.

By:	/s/ Arlene Salmonson

Authorized Representative

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael J. Casey

Authorized Representative

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Michael Aaronson

Authorized Representative
Signature Page to Underwriting Agreement

SCHEDULE 1

Number of Firm Units to be
Underwriters	Purchased
Lehman Brothers Inc.	1,965,625

Citigroup Global Markets Inc.	1,965,625

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,965,625

Wachovia Capital Markets, LLC	601,250

Goldman, Sachs & Co.	485,625

Morgan Stanley & Co., Incorporated	485,625

UBS Securities LLC	485,625

J.P. Morgan Securities Inc.	370,000

Raymond James & Associates, Inc.	254,375

RBC Capital Markets Corporation	254,375

Stifel, Nicolaus & Company, Incorporated	254,375

Scotia Capital (USA) Inc.	161,875

Total	9,250,000
Schedule 1

SCHEDULE 2
PERSONS DELIVERING LOCK-UP AGREEMENTS
Steven J. Malcolm
Donald R. Chappel
Alan S. Armstrong
James J. Bender
Rod Sailor
H. Michael Krimbill
Bill Z. Parker
Alice M. Peterson
The Williams Companies, Inc.
Schedule 2

ANNEX I
JURISDICTIONS OF QUALIFICATION

	Jurisdiction of	Jurisdictions of
Name of Entity	Formation	Qualification
Williams Partners GP LLC	Delaware	Oklahoma

Williams Partners L.P.	Delaware	Oklahoma

Williams Partners Operating LLC	Delaware	Oklahoma

Williams Four Corners LLC	Delaware	New Mexico and Colorado

Williams Field Services Company, LLC	Delaware	New Mexico, Colorado,
Louisiana, Oklahoma,
Texas, Utah and
Wyoming

Williams Field Services Group, LLC	Delaware	Oklahoma and Texas

Mid-Continent Fractionation and Storage, LLC	Delaware	Kansas

Carbonate Trend Pipeline LLC	Delaware	Louisiana and Alabama

Discovery Producer Services LLC	Delaware	Louisiana

Discovery Gas Transmission LLC	Delaware	Louisiana

Williams Energy Services, LLC	Delaware	Florida, Illinois,
North Dakota,
Oklahoma, South
Carolina and Virginia

Wamsutter LLC	Delaware	Wyoming
Annex 1

EXHIBIT A
LOCK-UP LETTER AGREEMENT
LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
As Representatives of the several
Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Dear Sirs:
     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of common units representing limited partner interests (the “Common Units”) of Williams Partners L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, cause to be filed a registration statement (other than any registration statement on Form S-8) with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing for a period of 90 days after the date of the final Prospectus relating to the Offering (such 90 day period, the “Lock-Up Period”). The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of any Common Units that are made exclusively between and among the undersigned or members of the undersigned’s family, or
Exhibit A-1

affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of the lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the 90-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Lehman Brothers’ Equity Capital Markets at least two business days prior to the proposed transfer or disposition.
     In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Partnership and the Underwriters.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:

Name:

Title:

Dated:	December___, 2007
Exhibit A-2

EXHIBIT B
FORM OF OPINION OF ANDREWS KURTH LLP
     (i) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware LP Act, is duly registered or qualified to do business and is in good standing as a foreign limited partnership under the laws of the jurisdictions set forth on Annex I to this Agreement; and the Partnership has all requisite partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, as described in the most recent Preliminary Prospectus and the Prospectus.
     (ii) Each of the General Partner, OLLC, CTP, MCFS, Four Corners LLC and Wamsutter LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth on Annex I to this Agreement; and each such limited liability company has all requisite limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, in each case as described in the most recent Preliminary Prospectus and the Prospectus.
     (iii) Each of DPS and DGT is validly existing in good standing as a limited liability company under the Delaware LLC Act, is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth on Annex I to this Agreement; and each such limited liability company has all requisite limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, in each case as described in the most recent Preliminary Prospectus and the Prospectus.
     (iv) The General Partner is the sole general partner of the Partnership with an approximate 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests or claims (except restrictions on transferability contained in the Partnership Agreement, as described in the Prospectus or created or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.
     (v) The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and WE, Holdings, WES, and Williams Pipeline own the Sponsor Units free and clear of all liens, encumbrances, security interests or claims (except restrictions on transferability in the Partnership Agreement, as described in the
Exhibit B-1

Prospectus or those created or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WE, Holdings, WES or Williams Pipeline as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement; and the General Partner owns the Incentive Distribution Rights free and clear of all liens, encumbrances, security interests or claims (x) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (y) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.
     (vi) The Firm Units and the Option Units, if any, to be issued and sold by the Partnership to the Underwriters pursuant to this Agreement have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and other than the Sponsor Units, the Incentive Distribution Rights, the Existing Public Units, and the Private Units, the Firm Units will be the only limited partner interests of the Partnership issued and outstanding at the First Delivery Date.
     (vii) The Partnership owns a 100% limited liability company interest in OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the OLLC Agreement and is fully paid (to the extent required under the OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the OLLC Agreement.
     (viii) OLLC owns a 100% limited liability company interest in each of Four Corners LLC, MCFS and CTP; such limited liability company interests have been duly authorized and validly issued in accordance with the Four Corners LLC Agreement, the MCFS LLC Agreement and the CTP LLC Agreement, respectively, and are fully paid (to the extent required under the Four Corners LLC Agreement, the MCFS LLC Agreement or the CTP LLC Agreement, as applicable) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OLLC owns such limited liability company interests free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLLC as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the MCFS LLC Agreement or the CTP LLC Agreement.
Exhibit B-2

     (ix) WES owns a 100% limited liability company interest in the General Partner; such limited liability company interest has been duly authorized and validly issued in accordance with the GP LLC Agreement, and is fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WES owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WES as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the GP LLC Agreement.
     (x) OLLC owns a 60% limited liability company interest in DPS; such limited liability company interest has been duly authorized and validly issued in accordance with the DPS LLC Agreement; and OLLC owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLLC as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the DPS LLC Agreement.
     (xi) DPS owns a 100% limited liability company interest in DGT; such limited liability company interest has been duly authorized and validly issued in accordance with the DGT LLC Agreement; and DPS owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming DPS as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the DGT LLC Agreement.
     (xii) On the First Delivery Date, and after giving effect to the Transactions, OLLC will own 100% of the Class A limited liability company interests in Wamsutter LLC and 20 Class C Units of Wamsutter, representing a 50% of the Class C limited liability company interests in Wamsutter LLC; such limited liability company interests have been duly authorized and validly issued in accordance with the Wamsutter LLC Agreement, and are fully paid (to the extent required under the Wamsutter LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), subject to the capital contribution provisions of the Wamsutter LLC Agreement; and the Partnership owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLLC as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the Wamsutter LLC Agreement.
     (xiii) Except as described in the Prospectus or as provided in the New Credit Agreement or the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of (i) any limited
Exhibit B-3

partner interests in the Partnership, (ii) any limited liability company interests in the General Partner or OLLC or (iii) any limited liability company interests in any Subsidiary, in each case pursuant to the Organizational Documents or any other agreement or instrument known to such counsel to which any of such entities is a party or by which any one of them may be bound. To such counsel’s knowledge, except as described in the Prospectus or for restricted units granted under the LTIP, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other interests in the Partnership or (B) any interests in the General Partner, OLLC or the Subsidiaries.
     (xiv) Each of the Operative Agreements, the Wamsutter LLC Agreement and the Redemption Agreement to which any of the Williams Parties is a party has been duly authorized and validly executed and delivered by or on behalf of each of the Williams Parties party thereto.
     (xv) Assuming the due authorization, execution and delivery by each party thereto (other than the Williams Parties), each of the Operative Agreements, the Wamsutter LLC Agreement and the Redemption Agreement constitutes a valid and binding obligation of each of the Williams Parties party thereto, enforceable against each such Williams Party in accordance with its terms, (A) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting the rights of creditors generally, (B) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing, and (C) subject to public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (xvi) The Partnership Agreement has been duly and validly authorized, executed and delivered by, and constitutes a valid and binding obligation of, each of the Williams Parties party thereto, enforceable against each such Williams Party in accordance with its terms, (A) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting the rights of creditors generally, (B) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing, and (C) subject to public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing .
     (xvii) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Williams Parties party thereto.
     (xviii) The offering, issuance and sale by the Partnership of the Units, the execution and delivery of, or the incurrence or performance by the Williams Entities of their respective obligations under, each of the Underwriting Agreement and the Operative Agreements to which any of the Williams Entities is a party, each in accordance with its terms, and the consummation of the transactions contemplated hereby and thereby (including the Transactions) has not caused, and will not cause, as applicable, (A) a violation of the Organizational Documents, (B) a breach
Exhibit B-4

or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any Operative Agreement to which any of the Williams Parties is a party or any agreement filed as an exhibit to the Registration Statement on Form S-3 (Registration No. 333-137562), the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the Partnership’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 or any Current Report on Form 8-K filed by the Partnership since January 1, 2007 or (C) any violation of any applicable law of the United States of America, the Delaware LP Act and the Delaware LLC Act, excluding in the case of clauses (B) and (C), any such breaches, violations and defaults that would not have a Material Adverse Effect.
     (xix) Except for the registration of the Units under the Securities Act, no Governmental Approval is required for the execution and delivery by each of the Williams Parties of this Agreement or any of the Operative Agreements to which it is a party or the incurrence or performance of its obligations thereunder and the consummation of the transactions contemplated thereby, except for such (A) as have been, or will be prior to each Delivery Date, obtained or made, (B) as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (C) would not have a Material Adverse Effect if not obtained or made, and (D) as disclosed in the Prospectus. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Delaware or the United State of America, pursuant to (i) the Delaware LP Act, (ii) the Delaware LLC Act and (iii) the applicable laws of the United States of America.
     (xx) The statements contained in the Prospectus under the captions “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Duties,” and “Investment in Williams Partners L.P. by Employee Benefit Plans,” insofar as such statements purport to summarize certain provisions of documents referred to therein or refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein; and the Common Units, the Subordinated Units, and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the captions “Summary—The Offering,” “How We Make Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement.”
     (xxi) The opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (xxii) None of the Partnership Entities are, after giving effect to the Transactions and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
     Such counsel shall also state that (i) the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was
Exhibit B-5

filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, based solely upon oral communications between such counsel and the Commission, no proceeding for that purpose is pending or threatened by the Commission and (ii) each of the Registration Statement, on the Effective Date, and the Prospectus, as of its date (except for the financial statements and related schedules, including the notes and schedules thereto and the auditor’s reports thereon, and any other related financial, statistical and accounting data included therein or excluded therefrom, as to which such counsel need express no opinion), appear on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that such counsel expresses no statement or belief as to Regulation S-T).
     In addition, such counsel has participated in conferences with officers and other representatives of the Williams Parties, representatives of the independent registered public accounting firm of the Partnership and the General Partner and the Underwriters’ representatives, at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package and related matters were discussed, and, although such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package (except as and to the extent set forth in paragraphs (xx) and (xxi) above), on the basis of the foregoing (relying as to factual matters in respect of the determination of materiality to the extent such counsel deems reasonable and appropriate upon the statements of fact made by officers and other representatives of the Partnership Entities), no facts have come to such counsel’s attention that have led such counsel to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date and as of each Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that that such counsel expresses no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditors’ reports thereon, (ii) any other related financial and accounting data included in, or excluded from, the Registration Statement, the Prospectus or the Pricing Disclosure Package or any further amendment or supplement thereto and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.
     Such counsel’s opinion may be limited to matters governed by the applicable laws of the United States of America, the applicable laws of the States of Texas, the State of New York, the Delaware LP Act and the Delaware LLC Act. Such counsel need not express any opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property or the accuracy of the descriptions or references in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Operative Agreements to any real or personal
Exhibit B-6

property, and need not express any opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.
Exhibit B-7

EXHIBIT C
FORM OF OPINION OF JAMES J. BENDER
     (i) Wamsutter LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth on Annex I to this Agreement; and each such limited liability company has all requisite limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, in each case as described in the most recent Preliminary Prospectus and the Prospectus.
     (iii) Each of the Operative Agreements, the Wamsutter LLC Agreement and the Wamsutter Working Capital Facility to which any of the Williams Entities, other than the Williams Parties, is a party has been duly authorized and validly executed and delivered by or on behalf of each of the Williams Entities party thereto.
     (iv) The offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Williams Entities of any of the Operative Agreements and the consummation of the transactions contemplated thereby will not result in: (A) a violation of the certificate of incorporation, bylaws, limited liability company agreement, limited partnership agreement or similar organizational document of any of the Williams Entities (other than the Williams Parties), (B) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to or by which any of the Williams Entities (other than the Williams Parties) is bound or to which any of the property or assets of any of the Williams Entities (other than the Williams Parties), is subject, or (C) any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Williams Entities (other than the Williams Parties) or any of their properties or assets, except as described in the Prospectus and any such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect.
     (v) Except as described in the Prospectus or the Partnership Agreement, there are no contracts, agreements or understandings between the any of the Williams Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any equity securities of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such equity securities in the Units registered pursuant to the Registration Statement or in any equity securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.
     (vi) To such counsel’s knowledge, other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or to which any property or assets of any of the Partnership Entities is the subject which, if determined adversely to such Partnership Entity, might (A) reasonably be expected to have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material
Exhibit C-1

liability or disability; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.
     (vii) To such counsel’s knowledge, there are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and are not so described or filed.
Exhibit D-1

EXHIBIT D
FORM OF OPINION OF WYOMING LOCAL COUNSEL
     1. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the State of Wyoming having jurisdiction over the Williams Entities or any of their respective properties is required for the issuance and sale of the Common Units by the Partnership or the conveyance of properties located in the State of Wyoming purported to be conveyed by the Assignment and Conveyance except (A) as may be required under state securities or “Blue Sky” laws as to which the undersigned does not express any opinion, (B) for such permits, consents, approvals and similar authorizations which have been obtained, and (C) which (1) are of a routine or administrative nature, (2) are not customarily obtained or made prior to the consummation of transactions such as those contemplated under the Agreement, (3) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to consummation of the transactions described in the Agreement, or (D) as described in the Prospectus.
     2. The Conveyance is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Wyoming, as described in the Assignment and Conveyance, subject to the conditions, reservations and limitations contained in the Assignment and Conveyance and, upon proper recordation of the applicable Assignment and Conveyance in the State of Wyoming, will constitute notice to all third parties under the recordation statutes of the State of Wyoming concerning record title to the assets covered thereby. Recordation in the office of the Register of Deeds of each county in which Wamsutter owns property is the appropriate public office in the State of Wyoming for the recordation of interests in real property located in such county.
Exhibit D-1

EXHIBIT E
PRICING INFORMATION

Issuer:	Williams Partners L.P.

Symbol:	WPZ

Units offered:	9,250,000 common units

Greenshoe:	1,387,500 common units

Price to public:	$37.75 per common unit

Gross Proceeds:	$349,187,500

Closing date:	December 11, 2007

CUSIP:	96950F 10 4

Underwriters:	Lehman Brothers Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC
Goldman, Sachs & Co.
Morgan Stanley & Co., Incorporated
UBS Securities LLC
J.P. Morgan Securities Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Stifel, Nicolaus & Company, Incorporated
Scotia Capital (USA) Inc.
A subsidiary of the Partnership received a letter, dated December 4, 2007, from the New Mexico Environment Department, Air Quality Bureau, with respect to its Lybrook natural gas processing plant proposing total penalties of approximately $3.3 million. The Partnership is currently reviewing this letter and evaluating possible responses. The Partnership does not believe that the resolution of this matter, including any penalties that may ultimately be paid, will have a material adverse effect on its results of operations or cash available for distribution.
We have been advised by the underwriters that, prior to purchasing the common units being offered pursuant to the prospectus supplement, between December 3, 2007 and December 5, 2007, one of the underwriters purchased, on behalf of the syndicate, 787,600 common units at an average price of $38.14925 per unit in stabilizing transactions.
Exhibit E-1